UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

OVERNEAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54119	27-3101494
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1460 4th St., Suite 304
Santa Monica, California90401
 (Address of Principal Executive offices)(Zip Code)

(310) 744-6060
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Our investors and others should note that OverNear, Inc. (the “Company”) currently announces material information to our investors using Securities and Exchange Commission (“SEC”) filings, press releases and our investor relations website (http://overnear.net/). We use these channels as well as social media channels to announce information about the Company, our products and services, employees and other issues. Given the recent SEC guidance regarding the use of social media channels to announce material information to investors, we are notifying investors, the media, our users and others interested in the Company that in the future, we might choose to communicate material information via social media channels and it is possible that the information we post on social media channels could be deemed to be material information. Therefore, in light of the SEC's guidance, we encourage investors, the media, our users and others interested in our Company to review the information we post on the U.S. social media channels listed below. This list may be updated from time to time on the Company’s investor relations website.

The OverNear Facebook Page (https://www.facebook.com/overnear)

The OverNear Twitter Feed (https://twitter.com/overnear)

The OverNear LinkedIn Page (https://www.linkedin.com/company/overnear-inc-)

Bill Glaser’s Public Facebook Page (https://www.facebook.com/1BillyG)

Fred Tannous’ Public Facebook Page (https://www.facebook.com/Fred.E.Tannous)

Bill Glaser’s Twitter Feed (https://twitter.com/billglaser)

Fred Tannous’ Twitter Feed (https://twitter.com/fetannous)

Bill Glaser’s Public LinkedIn Page (https://www.linkedin.com/in/billyg1)

Fred Tannous’ Public LinkedIn Page (https://www.linkedin.com/in/fredtannous)

Any updates to the list of social media channels we will use to communicate material information will be disclosed via additional Current Reports on Form 8-K filed with the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013	OVERNEAR, INC.

	By:	/s/ Fred E. Tannous
Fred E. Tannous Chief Executive Officer Chief Financial Officer